EXHIBIT 3.1
                                                              -----------

          CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                     OF

                              MEDIUM4.COM, INC.


   It is hereby certified that:


        1. The name of the corporation (hereinafter called the "Corporation") is Medium4.com, Inc.

        2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new
             Article:

             "FIRST.  The name of this corporation is IA Global, Inc."

        3. The amendment of the certificate of incorporation herein certified has been duly adopted and has been given in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.


   Dated as of December 30, 2002



                                 /s/ Alan Margerison
                                 ----------------------------
                                 Alan Margerison
                                 President and Chief Executive Officer